                                                                   EXHIBIT 10.11

                                 MERCATA, INC.

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                               Table of Contents

                                                                           Page
1.   Agreement To Sell And Purchase.......................................    1
     1.1  Authorization of Shares.........................................    1
     1.2  Sale and Purchase...............................................    1

2.   Closing, Delivery And Payment........................................    2
     2.1  Closing.........................................................    2
     2.2  Delivery........................................................    2

3.   Representations And Warranties Of The Company........................    2
     3.1  Organization, Good Standing and Qualification...................    2
     3.2  Capitalization; Voting Rights...................................    2
     3.3  Authorization; Binding Obligations..............................    3
     3.4  Offering Valid..................................................    3

4.   Representations And Warranties Of Purchaser..........................    3
     4.1  Investment Representations......................................    3
     4.2  Restrictions on Transfer........................................    3

5.   Miscellaneous........................................................    4
     5.1  Survival........................................................    4
     5.2  Entire Agreement................................................    4
     5.3  Severability....................................................    4
     5.4  Waiver of Conflicts.............................................    4
     5.5  Counterparts....................................................    4
     5.6  Broker's Fees...................................................    4

                                      i.

                               LIST OF EXHIBITS


Schedule of Purchasers                                Exhibit A

Restated Certificate                                  Exhibit B

                                      ii.

                                                                   EXHIBIT 10.11

                                 MERCATA, INC.

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

     This Series A Preferred Stock Purchase Agreement (the "Agreement") is entered into as of March 5, 1999, by and among Mercata, Inc., a Delaware corporation (the "Company") and the entity whose names are set forth on the Schedule of Purchasers attached hereto as Exhibit A ("Purchaser").

                                   Recitals

     Whereas, the Company has authorized the sale and issuance of an aggregate of fourteen million (14, 000,000) shares of its Series A Preferred Stock (the "Shares");

     Whereas, Purchaser desire to purchase the Shares on the terms and conditions set forth herein; and

     Whereas, the Company desires to issue and sell the Shares to Purchaser on the terms and conditions set forth herein;

     Now, Therefore, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   Agreement To Sell And Purchase.

          1.1 Authorization of Shares. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized (a) the sale and issuance to Purchaser of the Shares and (b) the issuance of such shares of Common Stock to be issued upon conversion of the Shares (the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit B (the "Restated Charter").

          1.2 Sale and Purchase. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company the number of Shares set forth opposite Purchaser's name on Exhibit A, at a purchase price of one dollar and five cents ($1.05) per share.

                                       1.

     2.   Closing, Delivery And Payment.

          2.1 Closing. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place at 5:00 p.m. on the date hereof, at the offices of Cooley Godward llp, 4205 Carillon Point, Kirkland, Washington 98033-7355 or at such other time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

          2.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company will deliver to Purchaser a certificate representing the number of Shares to be purchased at the Closing by Purchaser, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing.

     3.   Representations And Warranties Of The Company.

          Except as set forth on a Schedule of Exceptions delivered by the Company to Purchaser at the Closing, the Company hereby represents and warrants to Purchaser as of the date of this Agreement as follows:

          3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares and the Conversion Shares, and to carry out the provisions of this Agreement and the Restated Charter and to carry on its business as presently conducted and as presently proposed to be conducted.

          3.2 Capitalization; Voting Rights. The authorized capital stock of the Company, immediately prior to the Closing, will consist of twenty-one million (21,000,000) shares of Common Stock, 1,000,000 shares of which are issued and outstanding and five million (5,000,000) shares of which are reserved for future issuance pursuant to the Company's 1999 Equity Incentive Plan, and fourteen million (14,000,000) shares of Preferred Stock, all of which are designated Series A Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock (a) have been duly authorized and validly issued, and (b) are fully paid and nonassessable. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Charter. Each series of Preferred Stock is convertible into Common Stock on a one-for-one basis. The Conversion Shares have been duly and validly reserved for issuance. Other than the five million (5,000,000) shares reserved for issuance under the Company's 1999 Equity Incentive Plan, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Restated Charter, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances created by or imposed upon Purchaser; provided, however, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or

                                       2.

federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          3.3 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Charter has been taken or will be taken prior to the Closing. The Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

          3.4 Offering Valid. Assuming the accuracy of the representations and warranties of Purchaser contained in Section 4.1 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

     4.   Representations And Warranties Of Purchaser.

          4.1 Investment Representations. Purchaser understands that the Shares and Conversion Shares have not been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants that Purchaser is (a) acquiring the Shares for Purchaser's own account for investment only, and not with a view towards their distribution; and (b) an accredited investor within the meaning of Regulation D under the Securities Act.

          4.2 Restrictions on Transfer. Each certificate representing Shares and Conversion Shares shall be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS

                                       3.

     RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     5.   Miscellaneous.

          5.1 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

          5.2 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          5.3 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          5.4 Waiver of Conflicts. Each party to this Agreement acknowledges that legal counsel for the Company, Cooley Godward llp ("Cooley Godward"), has in the past performed and may continue in the future to perform legal services for Purchaser or their affiliates in matters unrelated to the transactions contemplated by this Agreement, including, but not limited to, the representation of Purchaser in matters of a similar nature to the transactions contemplated herein. Each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the transactions contemplated herein, Cooley Godward has represented the Company and not Purchaser or any individual shareholder, director or employee of the Company; and (c) gives its informed consent to Cooley Godward's representation of the Company in the transactions contemplated by this Agreement and Cooley Godward's previous or continuing representation of Purchaser or their affiliates in matters unrelated to such transactions.

          5.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          5.6 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further

                                       4.

agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.14 being untrue.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                       5.

     In Witness Whereof, the parties hereto have executed the Series A Preferred Stock Purchase Agreement as of the date set forth in the first paragraph hereof.

Company:                               Purchaser:

Mercata, Inc.                          Vulcan Ventures Incorporated

By: /s/ Tom Van Horn                   By: /s/ [Illegible]
    -------------------------              ---------------------------
     President                         Title: Vice President
                                              ------------------------

                 SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                                SIGNATURE PAGE

                                   Exhibit A
                            SCHEDULE OF PURCHASERS


                                                            Aggregate
Name and Address                             Shares        Purchase Price

Vulcan Ventures Incorporated               14,000,000     $  14,700,000 1
110-110/th/ Avenue N.E., Suite 550
Bellevue, WA 98004

Total:                                     14,000,000     $  14,700,000
                                           ==========     =============


1 Includes cancellation of indebtedness of the Company under notes dated
October 13, 1998, December 22, 1998 and February 1, 1999 each in the principal amounts of $1,200,000 and the aggregate principal amount of $3,600,000. Also includes contribution of 3,000,000 shares of Common Stock having a current fair market value of ten cents ($0.10) per share and an aggregate fair market value of three hundred thousand dollars ($300,000). Each such note and all such shares were originally issued to Paul G. Allen and subsequently assigned to Vulcan Ventures Incorporated. Vulcan Ventures Incorporated shall pay the remaining ten million eight hundred thousand dollars ($10,800,000) of the purchase price by check or wire transfer (less a credit of $_______________ to reflect the cancellation of accrued but unpaid interest on the Notes owed by the Company at the time of cancellation).

                                   Exhibit B
                             RESTATED CERTIFICATE


                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                                 MERCATA, INC.

     Tom Van Horn and Jon C. Engman hereby certify that:

     1. The name of this corporation is Mercata, Inc. and the date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware is September 23, 1998.

     2. They are duly elected and acting President and Secretary, respectively, of Mercata, Inc., a Delaware Corporation.

     3. The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

                                      I.

     The name of this corporation is Mercata, Inc.

                                      II.

     The address of the registered office of the corporation in the State of Delaware is 30 Old Rudnick Lane, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is CorpAmerica, Inc.

                                     III.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

     A. This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is ten million (10,000,000), each having a par value of one-tenth of one cent ($0.001).

                                      1.


                                      V.

     A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

     B. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the stockholders entitled to vote. The Board of Directors shall also have the power to adopt, amend or repeal Bylaws.


                                      VI.

     A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

     B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                     VII.

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

                                     VIII.

     The name and the mailing address of the Sole Incorporator is as follows:

         Matthew F. Roberts
         c/o Cooley Godward LLP
         Five Palo Alto Square
         3000 El Camino Real
         Palo Alto, CA 94306


                                     ****
     This Amended and Restated Certificate of Incorporation has been duly approved by a majority of the Board of Directors of this Corporation.

                                      2.


     This Corporation has not received any payment for any stock and these Amended and Restated Articles of Incorporation have been duly adopted in accordance with Section 241 of the Delaware General Corporation Law and is executed, acknowledged and filed in accordance with Section 103 of the Delaware General Corporation Law.

     In Witness Whereof, Mercata, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by the President and the Secretary in Bellevue, Washington this 8th day of October , 1997.


                                        Mercata, Inc.



                                        By:  /s/ Thomas Van Horn
                                             -------------------
                                             President


ATTEST:



By:  /s/ Jon Engman
     --------------
     Secretary

                                      3.